                                                FILED PURSUANT TO RULE 424(B)(5)
                                                REGISTRATION NO. 333-49143
                                                                 333-49143-02
                                                                 333-2143


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 15, 1998

                                  $150,000,000

                          STATE STREET CAPITAL TRUST I
                   FLOATING RATE CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

[LOGO]               FULLY AND UNCONDITIONALLY GUARANTEED BY

                            STATE STREET CORPORATION

                               ---------------

  The Floating Rate Capital Securities, Series A (the "Capital Securities"), offered hereby represent preferred beneficial ownership interests in the assets of State Street Capital Trust I, a statutory business trust created under the laws of the State of Delaware ("State Street Capital Trust" or the "Issuer Trust"). State Street Corporation, a Massachusetts corporation ("State Street" or the "Company"), will own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in the assets of the Issuer Trust. State Street Capital Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds
                                                       (Continued on next page)

                               ---------------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.
                               ---------------

     THESE SECURITIES ARE NOT  DEPOSITS OR OTHER  OBLIGATIONS OF ANY BANK
          AND ARE  NOT  INSURED  BY  THE  FEDERAL  DEPOSIT INSURANCE
               CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT
      OR THE  PROSPECTUS TO WHICH IT RELATES. ANY  REPRESENTATION TO THE
        CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------

                             INITIAL PUBLIC    UNDERWRITING   PROCEEDS TO ISSUER
                            OFFERING PRICE(1) COMPENSATION(2)    TRUST(3)(4)
                            ----------------- --------------- ------------------
Per Capital Security.......      $990.02              (3)          $990.02
Total......................   $148,503,000            (3)        $148,503,000

-------
(1) Plus accrued distributions, if any, from May 15, 1998.
(2) State Street Capital Trust and State Street have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, State Street has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $10.00 per Capital Security (or $1,500,000 in the aggregate). See "Underwriting."
(4) Before deducting expenses of the offering payable by State Street estimated at $300,000.

                               ---------------

  The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about May 15, 1998 against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                           BLAYLOCK & PARTNERS, L.P.
                                                           SALOMON SMITH BARNEY

                               ---------------

            The date of this Prospectus Supplement is May 12, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

(cover page continued)
thereof in Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, to be issued by State Street (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will mature on May 15, 2028 (the "Stated Maturity"). Upon an event of default under the Trust Agreement (as defined herein), the holders of Capital Securities will have a preference over the holders of the Common Securities with respect to cash distributions and amounts payable upon redemption or liquidation.

  Holders of the Capital Securities are entitled to receive cumulative cash distributions at a variable annual rate equal to 3-Month LIBOR (as defined herein) plus 0.56% (the "Distribution Rate") in respect of the liquidation amount of $1,000 per Capital Security, accruing from the date of original issuance and payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1998 ("Distributions"). So long as State Street is not in default in the payment of interest on the Junior Subordinated Debentures. State Street shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time, and from time to time, for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any Extension Period, Distributions on the Capital Securities will also be deferred. During such Extension Period, Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Distribution Rate compounded quarterly, and during any Extension Period, holders of Capital Securities will be required to include deferred interest income allocable to such holder's Capital Securities in their gross income for United States federal income tax purposes in advance of receipt of the cash Distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

  The payment of Distributions out of moneys held by State Street Capital Trust and payments upon dissolution of the Issuer Trust or the redemption of Capital Securities, as set forth below, are guaranteed by State Street (the " Guarantee") to the extent described herein and under "Description of Guarantees" in the accompanying Prospectus. The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Issuer Trust has funds available therefor, which will not be the case unless State Street has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by the Issuer Trust, which will be its only assets. The Guarantee, when taken together with State Street's obligations under the Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and other obligations of State Street Capital Trust (other than with respect to the payment of principal of, premium, if any, or interest on the Trust Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. The Distribution Rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates for the Junior Subordinated Debentures, which will be the only assets of the Issuer Trust. As a result, if State Street does not make principal or interest payments on the Junior

Subordinated Debentures, the Issuer Trust will not have sufficient funds to make such Distributions on the Capital Securities, in which event the Guarantee will not apply to such Distributions until the Issuer Trust has sufficient funds available therefor. The obligations of State Street under the Guarantee are unsecured and subordinate and junior in right of payment to all present and future Senior Debt of State Street (as defined in "Description of Junior Subordinated Debentures--Subordination").

  The Junior Subordinated Debentures are unsecured and subordinate and junior in right of payment to all present and future Senior Debt of State Street, which aggregated approximately $253 million at March 31, 1998. In addition, because State Street is a holding company, the Junior Subordinated Debentures (and the Guarantee) will be effectively subordinated to all existing and future liabilities of State Street's subsidiaries, including depositors, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Company for payment on the Junior Subordinated Debentures and the Guarantee. The Junior Subordinated Debentures purchased by the Issuer Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Issuer Trust.

  Subject to State Street's having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board, the Junior Subordinated Debentures are redeemable prior to maturity by State Street (i) in whole or in part, from time to time, on or after May 15, 2008 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) or, if the prior approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the redemption date. If State Street redeems Junior Subordinated Debentures, the Issuer Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $1,000 per Capital Security plus accrued and unpaid Distributions thereon to the redemption date (the "Redemption Price"). See "Description of Capital Securities--Redemption." The Capital Securities will be redeemed upon repayment or redemption of the Junior Subordinated Debentures.

  State Street will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed pro rata to holders of the Trust Securities, subject to State Street's having received prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board. See "Description of Capital Securities--Tax Event, Investment Company Event and Capital Treatment Event Redemption" and "Description of Junior Subordinated Debentures." In the event of the involuntary or voluntary dissolution, winding up or termination of the Issuer Trust, the holders of the Capital Securities will be entitled to receive for each Capital Security a liquidation amount of $1,000 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, winding up or termination, the Junior Subordinated Debentures are distributed to the holders of the Capital Securities. See "Description of Capital Securities-- Liquidation Distribution Upon Dissolution" in the accompanying Prospectus.

  The Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including depositaries for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and CEDEL Bank, societe anonyme ("Cedel"). Except as described herein, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." A portion of the Capital Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold a beneficial interest in Capital Securities through either DTC (in the United States) or Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust among the Company, as Depositor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders from time to time of undivided beneficial interests of the Issuer Trust. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of Capital Securities should carefully review the information contained or incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following risk factors. In addition, because holders of Capital Securities may receive Junior Subordinated Debentures in exchange therefor upon dissolution of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

  State Street's obligations under the Junior Subordinated Debentures and Guarantee are unsecured and subordinate and junior in right of payment to all present and future Senior Debt of State Street. No direct or indirect payment may be made of principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures at any time when there is a default in the payment of the principal of, premium, if any, or interest on, or otherwise in respect of any Senior Debt, whether at their Stated Maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been repaid. As of March 31, 1998, Senior Debt of State Street totaled approximately $253 million. Because State Street is a holding company, the right of State Street to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary except to the extent that State Street may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which State Street's subsidiaries may extend credit, pay dividends or otherwise supply funds to State Street or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures and Guarantee will be effectively subordinated to all existing and future liabilities of State Street's subsidiaries, including depositors, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of State Street for payments on the Junior Subordinated Debentures and the Guarantee. There are no terms in the Capital Securities, the Junior Subordinated Debentures or the Guarantee that limit State Street's ability to incur additional Debt, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of Guarantees-- Status of the Guarantees" and "Description of Junior Subordinated Debentures" in the accompanying Prospectus and "Description of Junior Subordinated Debentures--Subordination" herein. The ability of the Issuer Trust to pay amounts due on the Capital Securities depends entirely upon State Street's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, State Street has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Capital Securities will also be deferred by the Issuer Trust (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. Prior to the termination of any such Extension Period,

State Street may further extend the payment of interest provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), State Street may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures. See "Description of the Capital Securities-- Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  Should an Extension Period occur, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to such holder's Capital Securities for United States federal income tax purposes, even though no cash is distributed. As a result, each such holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable thereto and will not receive the cash from State Street Capital Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the payment of Distributions. State Street has no current intention of exercising its right to defer payments of interest by commencing an Extension Period with respect to the Junior Subordinated Debentures. However, should State Street elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of State Street's right to defer interest payments on the Junior Subordinated Debentures, the market price of the Capital Securities (which represent beneficial ownership interests in the Junior Subordinated Debentures) may be more volatile than the price of other securities that are not subject to such deferrals. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT--REDEMPTION

  Upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (whether occurring before, on or after May 15, 2008), the Company has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities. The exercise of such right is subject to the Company's having received prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies. See "Description of the Junior Subordinated Debentures--Optional Redemption."

REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

  State Street will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as required by law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in exchange therefor upon liquidation of the Issuer Trust. Furthermore, State Street has the right to redeem the Junior Subordinated Debentures (i) in whole or in part, from time to time, on or after May 15, 2008 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event. The exercise of such rights is subject to State Street's having received prior approval of the Federal Reserve Board if then required under applicable law, rules, capital guidelines or policies. See "Description of Junior Subordinated Debentures--Optional Redemption" and "Description of Capital Securities--Tax Event, Investment Company Event and Capital Treatment Event Redemption."

  Under current United States federal income tax law and interpretations thereof and assuming, as expected, that the Issuer Trust is not classified as a corporation for such purposes, a distribution of Junior Subordinated Debentures upon a dissolution of the Issuer Trust should not be a taxable event to holders of the Capital Securities. Upon occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, however, a dissolution of the Issuer Trust in which holders of the Capital Securities receive cash could be a taxable event to the Issuer Trust and such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Dissolution of the Issuer Trust."

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities upon a dissolution of the Issuer Trust. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive upon a dissolution of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of Junior Subordinated Debentures."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

  As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly periods. If the Company elects to begin an Extension Period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Capital Securities is likely to be affected. In addition, as a result of such right to defer interest on the Junior Subordinated Debentures, the market price of the Capital Securities (which represent beneficial ownership interests in the Junior Subordinated Debentures) may be more volatile than other securities that are not subject to optional deferrals. A holder that disposes of its Capital Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Capital Securities. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transaction involving State Street that may adversely affect such holders. See "Description of Junior Subordinated Debentures--General."

LIMITED VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees (each as defined herein) and State Street may amend the Trust Agreement without the consent of the holders of the Capital Securities to ensure that the Issuer Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes unless such action materially and adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights."

ABSENCE OF PRIOR PUBLIC MARKET

  Prior to this offering, there has been no public market for the Capital Securities. There can be no assurance that an active trading market will develop for the Capital Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Capital Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Capital Securities, investor perceptions of the Company and general industry and economic conditions.

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

  The Company does not intend to have the Capital Securities listed on The New York Stock Exchange or any other securities exchange.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Junior Subordinated Debentures are treated as having been issued, or re-issued, with OID) with respect to the underlying Junior Subordinated Debentures. A holder that disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include as ordinary income either OID (if applicable) or accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition. To the extent the amount realized is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Sales of Capital Securities."

                                USE OF PROCEEDS

  The Issuer Trust will use all proceeds received from the sale of the Capital Securities to purchase Junior Subordinated Debentures from State Street. State Street intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, including investments in the capital of or extensions of credit to its subsidiary State Street Bank and Trust Company ("State Street Bank") and the repayment or refinancing of long and short-term debt. Pending such use, the proceeds may be temporarily invested in short-term securities. State Street expects that it will engage from time to time in additional financings of a character and in an amount to be determined. The Company and State Street Bank regularly investigate possible acquisitions. The Company and State Street Bank are currently investigating or in discussions with respect to potential acquisitions, but have no agreements or understandings with respect thereto which, either individually or in the aggregate, are material to the Company.

  The Company is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve Board announced that cumulative preferred securities having the characteristics of the Capital Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with State Street's ability to deduct, for federal income tax purposes, interest payable on the Junior Subordinated Debentures, will provide State Street with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be treated as long-term debt in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                       DESCRIPTION OF CAPITAL SECURITIES

  The Capital Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement has been qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as indenture trustee for the Capital Securities under the Trust Agreement for the purpose of compliance with the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. The following description of the Capital Securities supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Capital Securities set forth in the accompanying Prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and to the Trust Act and the Trust Indenture Act.

GENERAL

  The Trust Agreement authorizes the Administrative Trustees to issue on behalf of the Issuer Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Issuer Trust. All of the Common Securities will be owned, directly or indirectly, by State Street. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the

Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Trust Agreement does not permit the issuance by the Issuer Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Issuer Trust. Pursuant to the Trust Agreement, the Property Trustee will hold the Junior Subordinated Debentures purchased by the Issuer Trust for the benefit of the holders of the Trust Securities. The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient available funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debentures, except in the limited circumstances in which the holder may take Direct Action. See "Description of Capital Securities--Events of Default; Notice" in the accompanying Prospectus and "--Voting Rights" herein.

DISTRIBUTIONS

  Each Capital Security will be entitled to Distributions at the Distribution Rate in respect of the liquidation amount of $1,000 per Capital Security. Distributions on the Capital Securities will be cumulative, will accrue from May 15, 1998 and, except as otherwise described below, will be payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1998, when, as and if available for payment. Distributions in arrears for more than one quarter will bear interest thereon at the Distribution Rate, compounded quarterly.

  Distributions on the Capital Securities must be paid on the dates payable to the extent that the Issuer Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available to pay Distributions to the holders of the Capital Securities will be limited to payments received from State Street on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures." The payment of Distributions out of moneys held by the Issuer Trust and payments upon redemption of the Capital Securities or liquidation of the Issuer Trust are guaranteed by State Street as and to the extent described under "Description of Guarantees" in the accompanying Prospectus.

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Issuer Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such Distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Capital Securities. The Property Account may be held by the Property Trustee or any Paying Agent of the Property Trustee. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in book-entry form, the record dates for payment of Distributions will be August 1, November 1, February 1 and May 1, as applicable. In the event that any date on which Distributions are payable is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date (the date on which Distributions are actually payable, a "Distribution Date"). The period beginning on, and including, the date of original issuance of the Capital Securities, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution Period." A "Business Day" shall mean any day other than (a) a day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by law or executive order to remain closed or (b) a day on which the Corporate Trust Office of the Debenture Trustee is closed for business.

 Determination of 3-Month LIBOR

  The Distribution Rate in respect of the Capital Securities will be a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus a spread of 0.56%. "3-Month LIBOR" means the London interbank offered rate for three-month, U.S. dollar deposits and, with respect to any Distribution Period, will be calculated by The First National Bank of Chicago, as calculation agent (the "Calculation Agent"), as follows:

    (a) On the second Market Day (as defined below) preceding the commencement of such Distribution Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the "Index Maturity"), commencing on the second Market Day immediately preceding the commencement of such Distribution Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Distribution Period will be determined as described in (b) below.

    (b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity that appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m., London time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on such date for deposits in U.S. dollars to prime banks in the London interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Telerate Page 3750 displayed a rate for the Index Maturity.

    (c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Distribution Period shall be 3-Month LIBOR as determined on the previous Determination Date.

  The term "Market Day" means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

  The Distribution Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

  All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one ten-thousandth of a percentage point, with five hundred-thousandths of a percentage point being rounded upwards (e.g., 6.87655% (or .0687655) would be rounded to 6.8766% (or .068766)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

 Determination of Distribution Rate and Calculation of Distribution Amount

  The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Distribution Rate and inform the Debenture Trustee, the Property Trustee and the Paying Agent. Unless otherwise provided by the Property Trustee, the Paying Agent will calculate the amount of Distributions payable in respect of the following Distribution Period (the "Distribution Amount"). The Distribution Amount shall be calculated by applying the Distribution Rate to the liquidation amount of each Capital Security outstanding at the commencement of the Distribution Period, multiplying each such liquidation amount by the actual number of days in the Distribution Period concerned (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Distribution Rate by the Calculation Agent and the Distribution Amount by the Paying Agent will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Debenture Trustee, the Property Trustee, the Paying Agent, the Calculation Agent, the Issuer Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

  Upon the request of a holder of a Capital Security, the Calculation Agent will provide the Distribution Rate then in effect and, if determined, the Distribution Rate for the next Distribution Period with respect to the Capital Securities. Each such Distribution Rate may be obtained by telephoning the Calculation Agent.

 Certificates to be Final

  All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of Distributions on the Capital Securities, whether by the Reference Banks (or any of them) or the Calculation Agent, Property Trustee, Debenture Trustee or Paying Agent, will (in the absence of willful default, bad faith or manifest error) be binding on the Issuer Trust, the Company, the Trustees and all of the holders of the Capital Securities, and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent, Property Trustee, Debenture Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

 Deferral of Distributions

  So long as no Debenture Event of Default has occurred and is continuing, State Street has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Capital Securities will also be deferred by the Issuer Trust (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the relevant payment date for such Distributions) during any Extension Period. During any such Extension Period, State Street shall be subject to the restrictions on payments and distributions described in "Description of Capital Securities--Distributions" in the accompanying Prospectus. Prior to the termination of any such Extension Period, State Street may further extend the payment of interest provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), State Street may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed, upon not less than 30 nor more than 60 days' notice prior to the date fixed for redemption, at the Redemption Price. The Junior Subordinated Debentures will mature on May 15, 2028. Moreover, the Junior Subordinated Debentures are redeemable (i) in whole or in part, from time to time, on or after May 15, 2008 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the redemption date. See "Description of the Junior Subordinated Debentures--Optional Redemption." If less than all of the Capital Securities are to be redeemed, then such Capital Securities shall be redeemed pro rata as described under "--Book-Entry Only Issuance--the Depository Trust Company" below. Any such repayment or redemption of the Junior Subordinated Debentures is subject to the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies.

TAX EVENT, INVESTMENT COMPANY EVENT AND CAPITAL TREATMENT EVENT REDEMPTION

  Subject to the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies, if at any time a Tax Event, Investment Company Event or Capital Treatment Event shall occur and be continuing, State Street shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained) and, following such redemption, all Trust Securities shall be redeemed by the Issuer Trust at the Redemption Price.

  See "Description of Capital Securities--Redemption or Exchange" in the accompanying Prospectus.

VOTING RIGHTS

  Except as described in "Description of Capital Securities--Voting Rights; Amendment of Each Trust Agreement" in the accompanying Prospectus, as provided under the Trust Act and the Trust Indenture Act, and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Capital Securities. The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) or such other nominee as selected by DTC. One or more fully registered global Capital Securities certificates (the "Global Certificates"), representing the total aggregate number of Capital Securities, will be issued and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form ("Certificated Securities"). Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  Purchases of Capital Securities within the DTC system must be made by or through Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

  Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Capital Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

  DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Trust Agreement and the Capital Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Trust Agreement.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Capital Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

  Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Issuer Trust as soon as possible after, the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Issuer Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Issuer Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer Trust nor the Issuer Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving notice to the Issuer Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates are required to be printed and delivered. Additionally, the Issuer Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Capital Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Capital Securities.

  The information in this section concerning DTC and DTC's book entry system has been obtained from sources that the Company and the Issuer Trust believe to be reliable, but neither the Company nor the Issuer Trust takes responsibility for the accuracy thereof.

PAYMENT

  Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, in the case of Capital Securities represented by Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

  The First National Bank of Chicago will act as registrar, transfer agent and paying agent for the Capital Securities (in such capacity, the "Paying Agent"). The Paying Agent is presently located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. If the Capital Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Capital Securities may be listed at such time. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Property Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Company).

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment (with the giving of such indemnity as the Issuer Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation thereto.

  The Issuer Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

                           DESCRIPTION OF GUARANTEE

  Pursuant to the Guarantee, State Street will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Capital Securities issued by the Issuer Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Issuer Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee under the Guarantee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of Guarantees."

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The following description of the specific terms of the Junior Subordinated Debentures supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures" to which description reference is hereby made. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, dated as of December 15, 1996 (the "Indenture"), between State Street and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"). Certain capitalized terms used herein are defined in the Indenture.

GENERAL

  The Junior Subordinated Debentures will be issued as unsecured indebtedness under the Indenture. The Company may issue additional series of junior subordinated debentures under the Indenture, and any such series will rank pari passu with the Junior Subordinated Debentures. The Junior Subordinated Debentures that are the subject of this Prospectus Supplement will be limited in aggregate principal amount to $154,640,000, such amount being the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities.

  The Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) on May 15, 2028.

  If Junior Subordinated Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Issuer Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of (i) the Property Trustee in New York, New York (currently located at c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor--Window 2, New York, New York 10005) or (ii) any other Paying Agent or transfer agent appointed in addition or in lieu thereof provided, that payment of interest may be made at the option of State Street by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

  Any moneys deposited with or paid to the Debenture Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on, Junior Subordinated Debentures and not applied but remaining unclaimed by the holders thereof for two years after the date upon which such principal of, premium, if any, or interest on such Junior Subordinated Debentures, as the case may be, shall have become due and payable, shall be repaid to State Street by the Debenture Trustee or Paying Agent on written demand. Thereafter the holder of any such Junior Subordinated Debenture shall look only to State Street for any payment that such holder may be entitled to collect and all liability of the Debenture Trustee or Paying Agent with respect to such moneys shall thereupon cease.

  The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving State Street that may adversely affect such holders.

SUBORDINATION

  In the Indenture, State Street has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent set forth therein. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Indenture does not limit the aggregate amount of Senior Debt that may be incurred by State Street. As of March 31, 1998, Senior Debt of State Street aggregated approximately $253 million. In addition, because State Street is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of State Street's subsidiaries, including depositors of its banking subsidiaries.

OPTIONAL REDEMPTION

  Subject to State Street's having received prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board, State Street shall have the right to redeem the Junior Subordinated Debentures, (i) in whole or in part, from time to time, on or after May 15, 2008 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in either case, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the redemption date. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

INTEREST

  The Junior Subordinated Debentures shall bear interest at a floating rate per annum equal to 3-Month LIBOR (determined in the same manner as the Distribution Rate, as described under "Description of the Capital Securities-- Distributions--Determination of 3-Month LIBOR") plus a spread of 0.56% (the "Interest Rate"), from May 15, 1998, payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1998, to the person in whose name such Junior Subordinated Debentures is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date (as defined below). In the event the Junior Subordinated Debentures are not in book-entry form (except if the Junior Subordinated Debentures are held by the Property Trustee), the record dates shall be the August 1, November 1, February 1 and May 1 prior to the applicable Interest Payment Date.

  In the event that any interest payment date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (the date on which the interest payment is actually payable, an "Interest Payment Date"). The period beginning on, and including, the date of original issuance of the Junior Subordinated Debentures, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date, and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period." The amount of interest payable on the Junior Subordinated Debentures for any Interest Period will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards).

  The Interest Rate and the amount of interest payable in respect of each Interest Period will be calculated by the Calculation Agent or the Debenture Trustee or any paying agent, as the case may be, in the same manner as the Distribution Rate and Distribution Amount in respect of each Distribution Period, as described under "Description of the Capital Securities-- Distributions."

THE DEPOSITARY

  If Junior Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Issuer Trust, DTC will act as securities depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. State Street may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

  None of State Street, the Issuer Trust, the Property Trustee, any paying agent and any other agent of State Street, or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Debenture Event of Default has occurred and is continuing, State Street has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Trust Securities would also be deferred by the Issuer Trust (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the relevant payment date for such Distributions) during such Extension Period. During any such Extension Period, State Street shall be subject to the restrictions on payments described in "Description of Junior Subordinated Debentures-- Restrictions on Certain Payments" in the accompanying Prospectus.

  Prior to the termination of any such Extension Period, State Street may further extend the payment of interest provided that such Extension Period, as extended, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus 0.56%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), State Street may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. State Street has no present intention of exercising its right to defer payments of interest by extending any interest payment period on the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer Trust, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies State Street that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) State Street, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Debenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE SUBORDINATED
                         DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by State Street as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. Taken together, State Street's obligations under each of the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Capital Securities. If and to the extent that State Street does not make payments on any series of Junior Subordinated Debentures, the Issuer Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against State Street for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of State Street under the Guarantee are subordinate and junior in right of payment to all Senior Debt of State Street. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets (generally, assets held for investment) by holders who purchase the Capital Securities upon original issuance. The tax treatment of a holder of Capital Securities may vary depending on such holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, or, except to the extent described below, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult a tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the Capital Securities, including the application and effect of United States federal, state, local, foreign, and other tax laws.

  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE ISSUER TRUST

  Under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." The Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under applicable Treasury regulations (the "Regulations"), a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic, stated interest payments due on the instrument will not be timely paid. Because the exercise by State Street of its option to defer the payment of stated interest on the Junior Subordinated Debentures would prevent State Street from declaring dividends on any class of equity, State Street believes that the likelihood of its exercising the option is "remote" within the meaning of the Regulations. As a result, State Street intends to take the position that the Junior Subordinated Debentures will not be deemed to be issued with OID. Accordingly, based on this position, stated interest payments on the Junior Subordinated Debentures will be includible in the gross income of a Securityholder at the time that such payments are paid or accrued in accordance with the holder's regular method of accounting. Because the provisions of the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the IRS, it is possible that the IRS could take a position contrary to the position taken by State Street.

  Exercise of Deferral Option. If State Street were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures would be treated, solely for purposes of the OID rules, as being "re-issued" at such time with OID. Under these rules, a holder of the Junior Subordinated Debentures would be required to include OID in gross income, on a current basis, over the period that the instrument is held, even though State Street would not be making any actual cash payments during the Extension Period. The amount of interest income includible in the taxable income of a holder of the Junior Subordinated Debentures would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Junior Subordinated Debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment of accrued interest due at the end of such period. Any OID included in income would increase the holder's adjusted tax basis in the Junior Subordinated Debentures and the holder's actual receipt of interest payments would reduce such basis.

  Because income on the Capital Securities will constitute interest income for United States federal income tax purposes, corporate holders of Capital Securities will not be entitled to claim a dividends-received deduction in respect of such income.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  State Street has the right, at any time, to dissolve the Issuer Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer Trust. Such right is subject to State Street having received prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies. If State Street exercises its right to dissolve the Issuer Trust and cause the Junior Subordinated Debentures to be distributed on a pro rata basis to the holders of the Capital Securities, such distribution (assuming that the Issuer Trust is not then classified as a corporation for United States federal income tax purposes ) would be treated as a nontaxable event to the holders. In such event, each holder of Capital Securities would have an adjusted tax basis in the Junior Subordinated Debentures received in the liquidation equal to the adjusted tax basis in its Capital Securities surrendered therefor and the holding period of the Junior Subordinated Debentures would include the period during which the holder had held the Capital Securities. If, however, at the time of such liquidation, the Issuer Trust is classified as a corporation for United States federal income tax purposes, the distribution would be a taxable event to holders of the Capital Securities.

  If the Junior Subordinated Debentures are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Capital Securities, the redemption would be treated as a sale of the Capital Securities, in which gain or loss would be recognized, as described immediately below.

SALES OF CAPITAL SECURITIES

  Upon the sale of Capital Securities, a holder will recognize gain or loss (which generally will be capital gain or loss) in an amount equal to the difference between such holder's adjusted tax basis in the Capital Securities and the amount realized (except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income). Capital gain realized by an individual on the disposition of an asset held for more than one year but not more than 18 months is currently taxed at a maximum rate of 28% and capital gain realized on the disposition of an asset held for more than 18 months is currently taxed at a maximum rate of 20%.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder that disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include as ordinary income either OID (if applicable) or accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition. To the extent the amount realized is less than a holder's adjusted tax basis, the holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-U. S. HOLDERS

  For purposes of this discussion, a "Non-U. S. Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, a foreign estate or a foreign trust. A "Non-U. S. Holder" does not include, however, any person whose income or gain in respect of the Capital Securities is effectively connected with the conduct of a United States trade or business.

  Interest payments made to a holder of a Capital Securities who is a Non-U.
S. Holder generally will not be subject to withholding of United States federal income tax, provided that (a) the beneficial owner of the Capital Securities does not actually or constructively (as determined under certain attribution rules prescribed by the Code) own 10% or more of the total combined voting power of all classes of stock of State Street entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to State Street through stock ownership,
(c) the beneficial owner of the Capital Securities is not a bank receiving interest described in section 881(c)(3)(A) of the Code and (d) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under the penalty of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Securities in such capacity, certifies to the Issuer Trust or its agent, under the penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof. Recently issued Treasury regulations provide alternative methods for satisfying the identification and certification requirements described in the preceding sentence. These regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. Non-U. S. Holders are urged to consult their tax advisors about these new regulations.

  A Non-U. S. Holder of Capital Securities generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale or other disposition of a Capital Security. In the case of a Non-U.
S. Holder who is an individual, however, gain realized on the disposition of the Capital Securities may be subject to United States federal income tax if
(i) such individual is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and
(ii) either (A) such individual has a "tax home" in the United States or
(B) the disposition is attributable to an office or other fixed place of business maintained by such individual in the United States.

INFORMATION REPORTING TO HOLDERS

  Interest paid on the Junior Subordinated Debentures, or the amount of OID accruing on the Junior Subordinated Debentures (if any), deemed held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the IRS on Forms 1099, which forms should be mailed to such holders of Capital Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA which are subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each plan and entity described in (a), (b) and this (c) being a "Plan") and on (d) persons who have certain relationships to any such Plan which are defined in ERISA and the Code (each such person being a "party in interest" under ERISA and a "disqualified person" under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

  The Company (the obligor with respect to the Junior Subordinated Debentures held by the Issuer Trust) and its affiliates and the Property Trustee may be a party in interest or a disqualified person with respect to a Plan which purchases or holds Capital Securities, and a prohibited transaction under ERISA and the Code includes a direct or indirect loan or other extension of credit between a Plan and a party in interest or a disqualified person with respect to such Plan. Thus, a purchase or holding of Capital Securities by a Plan may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable class prohibited transaction exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in that entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) such purchase or holding is exempt from the prohibited transaction provisions of ERISA and the Code under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

  In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Issuer Trust may be considered "plan assets" of the Plan under ERISA unless either participation in the Issuer Trust by "benefit plan investors" is not significant or the Capital Securities meet the conditions for the "publicly offered security" exception to the Department of Labor's plan asset regulations as set forth in 29 CFR (S) 2510.3-101. No assurance can be made that benefit plan investor participation in the Issuer Trust will satisfy the "insignificant participation" exception to the Department of Labor's plan asset regulations. The "publicly offered security" exception (in relevant part) requires that the Capital Securities
(i) be freely transferable, (ii) be a part of a class of securities that is widely held and (iii) be sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and be registered under the Exchange Act within the time period prescribed in these regulations. Whether a security is freely transferable is a facts and circumstances question. On the other hand, a class of securities will be deemed to be widely held only if it is a class of securities that is owned by 100 or more investors independent of the issuer and one another. While the Capital Securities will be sold pursuant to an effective registration statement under the Securities Act of 1933 and while the Company proposes to register such securities under the Exchange Act; no assurance can be made that the Capital Securities will satisfy all the conditions to this exemption.

  In the event that the "publicly offered securities" exception were not available and the assets of the Issuer Trust were, accordingly, deemed to be "plan assets" of each Plan that invests in the Capital Securities, the Property Trustee, as well as any other person who exercises any discretion with respect to the Junior Subordinated Debentures, could be a fiduciary and party in interest with respect to the investing Plan. In an effort to avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Issuer Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee. In this regard, it should be noted that, in the event of an Event of Default, the Company may not remove the Property Trustee. Any Plan fiduciary proposing to acquire Capital Securities for any Plan should consult with its counsel before effecting such purchase.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, State Street Capital Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Capital Securities set forth opposite its name below.

                                                                 NUMBER OF
                          UNDERWRITER                        CAPITAL SECURITIES
                          -----------                        ------------------
   Goldman, Sachs & Co......................................       90,000
   Blaylock & Partners, L.P. ...............................       30,000
   Salomon Brothers Inc ....................................       30,000
                                                                  -------
       Total................................................      150,000
                                                                  =======

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Capital Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $6.00 per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds of the sale of the Capital Securities will ultimately be used to purchase the Junior Subordinated Debentures of State Street, the Underwriting Agreement provides that State Street will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $10.00 per Capital Security for the accounts of the several Underwriters.

  The Company and the Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Capital Securities, as determined by the Underwriters, and (ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Capital Securities, any other beneficial interests in the assets of the Issuer Trust, or any preferred securities or any other securities of the Issuer Trust or the Company, as the case may be, that are substantially similar to the Capital Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive, securities, preferred securities or any such substantially similar securities of either the Issuer Trust or the Company without the prior written consent of the Underwriters, except for the Capital Securities offered in connection with this offering.

  In connection with the offering, the Underwriters may purchase and sell the Capital Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Capital Securities; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Capital Securities than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Capital Securities sold in the offering may be reclaimed by the Underwriters if such Capital Securities are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Capital Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

  The Capital Securities are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Capital Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

  State Street Capital Trust and State Street have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters and their affiliates engage in transactions with, and, from time to time, have performed services for, State Street and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Junior Subordinated Debentures and the Guarantee will be passed upon for State Street by Ropes & Gray, Boston, Massachusetts. Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for State Street Capital Trust by Richards, Layton & Finger, P.A., special Delaware counsel to State Street Capital Trust. Certain United States income taxation matters will be passed upon for State Street and State Street Capital Trust by Ropes & Gray, Boston, Massachusetts. Certain other legal matters will be passed upon for State Street by Maureen Scannell Bateman, Executive Vice President and General Counsel of State Street. Certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Ropes & Gray and Cravath, Swaine & Moore will rely on Richards, Layton & Finger, P.A. as to all matters of Delaware law. Truman S. Casner, a director of State Street, is a partner of Ropes & Gray. Mr. Casner owns beneficially a total of 13,858 shares of Common Stock of State Street. Ropes & Gray performs services for State Street from time to time.

                                 $350,000,000

                           STATE STREET CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK

                                --------------

                         STATE STREET CAPITAL TRUST I
                         STATE STREET CAPITAL TRUST II
                        STATE STREET CAPITAL TRUST III

                              CAPITAL SECURITIES
                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY
                           STATE STREET CORPORATION

                                --------------

  State Street Corporation, a Massachusetts corporation ("State Street" or the "Corporation"), may from time to time offer in one or more series or issuances
(i) shares of its preferred stock, no par value (the "Preferred Stock"), and
(ii) its unsecured debt securities (the "Debt Securities") which may be either senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities") or junior subordinated debentures ("Junior Subordinated Debentures"). State Street Capital Trust I, State Street Capital Trust II and State Street Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer Trust" and collectively, the "Issuer Trusts"), may severally offer, from time to time, preferred undivided beneficial interests (the "Capital Securities") in the assets of such Issuer Trust. The Debt Securities, Preferred Stock, Capital Securities and Guarantees (as defined herein) are referred to herein collectively as the "Securities." The Securities may be offered (the "Offered Securities") as separate series in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (the "Prospectus Supplement"), and will be limited to $350,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) to the extent Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units). State Street will own all of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in each such Issuer Trust. Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

  Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of State Street. There is otherwise no right of acceleration in the case of a default in the performance of any covenant of State Street related to the Subordinated Debt Securities, including the payment of principal and interest. See "Description of Debt Securities--Events of Default--The Subordinated Indenture." In addition, unless otherwise indicated in the Prospectus Supplement pursuant to which any Securities are offered, such Offered Securities and the covenants contained in the indentures pursuant to which such Offered Securities are issued will not protect holders in the event of a sudden decline in the creditworthiness of State Street that might result from a recapitalization, restructuring or other highly leveraged transaction. See "Description of Debt Securities--General."

  If provided in an accompanying Prospectus Supplement, State Street will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, State Street would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, State Street's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments."

  Concurrently with the issuance by an Issuer Trust of its Capital Securities, such Issuer Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of State Street's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer Trust's Capital Securities (the "Related Capital Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, State Street has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Capital Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Capital Securities--Distributions."
                                                       (continued on next page)

                                --------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION NOR  HAS THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                --------------

                The date of this Prospectus is April 15, 1998.

(continued from cover page)

  Taken together, State Street's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee." The payment of Distributions with respect to the Capital Securities of each Issuer Trust and payments on liquidation of such Issuer Trust or redemption of such Capital Securities, in each case out of funds held by such Issuer Trust, will be irrevocably guaranteed by State Street to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of State Street under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of State Street.

  The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer Trust. If so provided in an accompanying Prospectus Supplement, State Street may, upon receipt of approval of the Federal Reserve (if such approval is then required under the Federal Reserve's applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may dissolve each Issuer Trust and, after satisfaction of liabilities to the creditors of such Issuer Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Capital Securities in exchange therefor upon liquidation of their interests in such Issuer Trust. See "Description of Capital Securities-- Liquidation Distribution Upon Dissolution."

  State Street's principal asset and source of cash revenues is its investment in State Street Bank and Trust Company ("State Street Bank"). As a bank holding company, State Street is a legal entity separate and distinct from State Street Bank and its nonbank subsidiaries and is subject to supervision and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). State Street's principal source of cash revenues is cash dividends paid by State Street Bank, and consequently, its ability to satisfy its financial obligations, including the payment of interest or dividends on the Securities, is dependent upon State Street Bank's ability to pay cash dividends or make other distributions to State Street. Payment of dividends to State Street by State Street Bank is subject to legal restrictions imposed by the Federal Reserve Act and Massachusetts banking law.

  The specific terms of the Securities in respect of which this Prospectus is being delivered will be as set forth in the accompanying Prospectus Supplement, such as, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of State Street or the holder, if any, terms for sinking or purchase fund payments, if any, currency or currencies of denomination and payment, if other than U.S. dollars, the securities exchanges on which the Debt Securities are to be listed, if any, and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, as well as the initial public offering price, and the principal amounts, if any, to be purchased by underwriters; (ii) in the case of Preferred Stock, the specific title and stated value, number of shares or fractional interests therein, any dividend, liquidation, redemption, voting and other rights, the terms for conversion into other preferred stock or for exchange for Debt Securities, the securities exchanges on which such Preferred Stock is to be listed, if any, the initial public offering price, and the number of shares, if any, to be purchased by underwriters; (iii) in the case of Junior Subordinated Debentures, the specified designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms; and (iv) in the case of Capital Securities, the identity of the Issuer Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement. All or a portion of the Debt Securities may be issued in permanent global form.

  The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of State Street. State Street's obligations under the Subordinated Debt Securities and the Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to State Street's Senior Indebtedness and Senior Debt, respectively, as described herein or as may be described in an accompanying Prospectus Supplement. See "Description of Debt Securities--Subordination of Subordinated Debt Securities" and "Description of Junior Subordinated Debentures--Subordination."

  The Offered Securities may be sold directly by State Street, through agents of State Street designated from time to time, to or through underwriters, through dealers, remarketing firms or agents or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commission or discounts will be set forth in the Prospectus Supplement with respect to such Securities. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange or automated quotation system. If the Offered Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Securities. See "Plan of Distribution."

  NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY STATE STREET OR ANY OF THE ISSUER TRUSTS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR ANY OF THE ISSUER TRUSTS SINCE THE DATE HEREOF.

                                ---------------

                             AVAILABLE INFORMATION

  State Street is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning State Street can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  State Street and the Issuer Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to State Street and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer Trust have been included herein. State Street and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of State Street and issuing the Trust Securities. See "The Issuer Trusts," "Description of Capital Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, State Street does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  State Street's Annual Report on Form 10-K for the year ended December 31, 1997, which has been filed with the Commission, is incorporated into this Prospectus by reference.

  Each document or report filed by State Street pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  State Street will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: State Street Corporation, 225 Franklin Street, Boston, Massachusetts 02110,
Attention: Marketing Services, telephone number (617) 664-3383.

                           STATE STREET CORPORATION

  State Street is a bank holding company organized under the laws of the Commonwealth of Massachusetts and is a leading provider of services to institutional investors and investment management worldwide. State Street was organized in 1970 and conducts its business principally through its subsidiary, State Street Bank and Trust Company ("State Street Bank"), which traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. State Street's executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

                               THE ISSUER TRUSTS

  Each Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by State Street, as Depositor of the Issuer Trust, and the Property Trustee, the Delaware Trustee, and the Administrative Trustees (each as defined herein) of such Issuer Trust, and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each Issuer Trust will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") prior to the issuance of Capital Securities by such Issuer Trust, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by State Street, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Issuer Trust.

  All of the Common Securities of each Issuer Trust will be owned by State Street. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata with the Capital Securities of each Issuer Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of State Street as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities-- Subordination of Common Securities." State Street will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer Trust.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable Trust Agreement. Each Issuer Trust's business and affairs are conducted by its trustees, each appointed by State Street as holder of the Common Securities. The trustees for each Issuer Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with State Street (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Junior Subordinated Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer Trust, or the holders of a majority in Liquidation Amount of the Related Capital Securities if an event of default under the Trust Agreement for such Issuer Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer Trust. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. State Street will pay all fees and expenses related to each Issuer Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

  The principal executive office of each Issuer Trust is c/o State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, New York 10005, and each Issuer Trust's telephone number is (212) 612-3000.

                                USE OF PROCEEDS

  The net proceeds from the sale of any Offered Securities will be used for the purposes specified in the applicable Prospectus Supplement, which may include, but are not limited to, being added to State Street's general funds and being used for general corporate purposes, including investments in the capital of or extensions of credit to State Street Bank and the repayment or refinancing of long and short-term debt. Pending such use, the proceeds may be temporarily invested in short-term securities. State Street expects that it will engage from time to time in additional financings of a character and in an amount to be determined. The Corporation and State Street Bank regularly investigate possible acquisitions. The Corporation and State Street Bank are currently investigating or in discussions with respect to potential acquisitions, but have no agreements or understandings with respect thereto. All of the proceeds to an Issuer Trust from the sale of any Capital Securities will be invested by the Issuer Trust in the Corresponding Junior Subordinated Debentures.

                        DESCRIPTION OF DEBT SECURITIES

  The Senior Debt Securities are to be issued under an Indenture, dated as of August 2, 1993 (the "Senior Indenture"), between State Street and U.S. Bank Trust National Association, as successor Trustee. The Subordinated Debt Securities (other than the Junior Subordinated Debentures) are to be issued under a second Indenture (the "Subordinated Indenture") that is expected to be entered into between State Street and U.S. Bank Trust National Association, as Trustee. The Junior Subordinated Debentures are to be issued under a Junior Subordinated Indenture, dated as of December 15, 1996, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between State Street and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"). The form of the Subordinated Indenture has been filed with the Commission as an Exhibit to the Registration Statement. The Senior Indenture has been filed with the Commission as Exhibit 4 to State Street's Current Report on Form 8-K dated October 8, 1993. The Junior Subordinated Indenture has been filed with the Commission as Exhibit 1 to State Street's Current Report on Form 8-K dated February 27, 1997. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." See "Description of Junior Subordinated Debentures--The Junior Subordinated Indenture" for information on the Junior Subordinated Indenture. U.S. Bank Trust National Association is hereinafter referred to as the "Senior Trustee" when referring to it in its capacity as trustee under the Senior Indenture, as the "Subordinated Trustee" when referring to it in its capacity as trustee under the Subordinated Indenture, and as the "Trustee" when referring to it in its capacity as trustee under the Senior Indenture and the Subordinated Indenture. The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Senior Debt Securities or Subordinated Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Article and Section references used herein are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any specific series of Securities offered by any Prospectus Supplement (the "Applicable Prospectus Supplement") will be described in such Prospectus Supplement.

GENERAL

  The Indentures do not limit the amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured obligations of State Street. Because State Street is a holding company, the right of State Street to participate in any distribution of assets of any subsidiary, including State Street Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent State Street may itself be recognized as a creditor of that subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of State Street's subsidiaries, and holders of Debt Securities should look only to the assets of State Street for payments on the Debt Securities.

  Unless otherwise indicated in the Applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office or agency of State Street maintained for such purpose, except that, at the option of State Street, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears on the register for the Debt Securities. The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but State

Street may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  The Applicable Prospectus Supplement will describe the following terms of the Debt Securities offered thereby, to the extent applicable: (1) the title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Debt Securities; (4) the date or dates on which the Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue; (6) the dates on which such interest, if any, on the Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (7) any mandatory or optional sinking funds or analogous provisions; (8) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision; (9) the obligation of State Street, if any, to redeem or repurchase the Debt Securities at the option of the Holder; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt Securities will be issuable; (11) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities that will be payable upon the declaration of acceleration of the Maturity thereof; (12) if other than U.S. dollars, the currency of payment of principal of and any premium and interest on the Debt Securities; (13) any index used to determine the amount of payment of principal of and any premium and interest on the Debt Securities; (14) the applicability of the provisions described under Defeasance with respect to the Debt Securities; (15) if the Debt will be issuable only in the form of a Global Security, the Depositary or its nominee with respect to the Debt Securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a Person other than the Depository or its nominee; (16) the person to whom any interest on the Debt Securities of the series shall be payable if other than the person in whose name the Debt Securities is registered at the close of business on the Regular Record Date for such interest; (17) the place or places where the principal of and any premium and interest on any Debt Securities of the series shall be payable; (18) if the principal of or any premium or interest on any Debt Securities of the series is to be payable, at the election of State Street or the Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Debt Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined); (19) if the principal amount payable at the Stated Maturity of any Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Debt Securities as of any such date, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); (20) any addition to or change in the Events of Default which applies to any Debt Securities of the series and any change in the right of the Trustee or the requisite Holders of such Debt Securities to declare the principal amount thereof due and payable;
(21) any addition to or change in the covenants which applies to Debt Securities of the series; and (22) any other terms of the Debt Securities.

  Both Senior Debt Securities and Subordinated Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Securities will be described in the Applicable Prospectus Supplement.

  Both Indentures provide that without the consent of any Holders, State Street and the Trustee may enter into one or more supplemental indentures for certain purposes, including (1) to add to the covenants of State Street for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon State Street in the Indentures and
(2) to add any additional Events of Default, in the case of the Senior Indenture, and Events of Default or Defaults, in the case of the Subordinated Indenture.

  In the event any sinking fund is established for the retirement of Debt Securities of any series, State Street may satisfy all or any part of the sinking fund payments with Debt Securities of such series under certain circumstances and to the extent provided for by the terms of such Debt Securities.

  Unless otherwise indicated in the Applicable Prospectus Supplement, the covenants contained in the Indentures and the Debt Securities will not afford Holders protection in the event of a sudden decline in the creditworthiness of State Street that might result from a recapitalization, restructuring, or other highly leveraged transaction.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  Unless otherwise indicated in the Applicable Prospectus Supplement, the following provisions shall apply to the Subordinated Debt Securities.

  The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. In certain events of insolvency, the payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, also be subordinated in right of payment to the prior payment in full of all Other Financial Obligations. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of State Street, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities ("Excess Proceeds") and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the Subordinated Debt Securities. Accordingly, in case of such an acceleration, all Senior Indebtedness would have to be repaid before any payment could be made in respect of the Subordinated Debt Securities. No payments on account of principal, premium, if any, or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default.

  By reason of such subordination, in the event of the insolvency of State Street, creditors of State Street who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Subordinated Debt Securities. By reason of the obligation of the Holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of the insolvency of State Street, holders of Existing Subordinated Indebtedness (as defined in the Subordinated Indenture) may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the Holders of Subordinated Debt Securities. State Street's obligations under the Subordinated Debt Securities shall rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the Holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

  The Subordinated Indenture permits, at any time, the modification or elimination of the rights of Entitled Persons in respect of Other Financial Obligations described above without the consent of any Entitled Persons in respect of Other Financial Obligations.

  "Senior Indebtedness" is defined in the Subordinated Indenture to mean the principal of and premium, if any, and interest on (1) indebtedness of State Street (other than the Subordinated Debt Securities) whether or not secured and whether incurred previously or subsequent to the date of execution of the Subordinated Indenture (A) for borrowed money, or (B) incurred in connection with the acquisition by State Street of assets other than in the ordinary course of business, in each case described in clause (A) or (B) for the payment of which State Street (or any corporation or person which becomes a successor to State Street pursuant to the terms of the Subordinated Indenture described below under the heading "Consolidation, Merger and Sale of Assets") is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, unless in the terms of the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is specifically provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities or ranks pari passu with the Subordinated Debt Securities and (2) renewals, extensions or deferrals of any such indebtedness.

  "Existing Subordinated Indebtedness" is defined in the Subordinated Indenture as State Street's 7.75% Convertible Subordinated Debentures.

  "Other Financial Obligations" is defined in the Subordinated Indenture as, unless otherwise determined with respect to any series of Securities pursuant to terms described in the Applicable Prospectus Supplement, (a) obligations of State Street under credit substitutes, (b) obligations and guaranties of State Street for purchased money or funds, (c) any deferred obligation of, or any direct or indirect guaranty of any such obligation by, State Street incurred in connection with the acquisition by State Street of assets, and (d) all obligations of State Street to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts and (iii) financial instruments similar to those set forth in
(d)(i) and (ii); provided that Other Financial Obligations do not include (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities including Existing Subordinated Indebtedness.

  "Entitled Person" is defined in the Subordinated Indenture as any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

  The Subordinated Indenture will not limit the amount of other indebtedness, including Senior Indebtedness or Other Financial Obligations, that may be issued by State Street, State Street Bank or any of its other Subsidiaries. As of December 31, 1997, State Street had approximately $253 million of Senior Indebtedness outstanding and no Other Financial Obligations outstanding.

LIMITATION UPON DISPOSITION OF VOTING STOCK OR ASSETS OF STATE STREET BANK

  The Senior Indenture contains a covenant by State Street that, so long as any of the Senior Debt Securities are outstanding, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of State Street Bank or of any Subsidiary which owns Voting Stock of State Street Bank, nor will it permit State Street Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of State Street Bank (except for mergers, consolidations or combinations of State Street with State Street Bank or in conjunction with a merger of State Street and State Street Bank with a third corporation) or to sell, lease or otherwise dispose of all or substantially all of its property, assets and business, unless (a) any sale, assignment, transfer, grant of a security interest, lease or other disposition is made for fair market value, as determined by the Board of Directors of State Street and (b) in the case of any such sale, assignment, transfer, grant of a security interest or other disposition of shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of State Street Bank or of any such Subsidiary, State Street will own at least 80% of the issued and outstanding Voting Stock of State Street Bank free and clear of any security interest after giving effect to such transaction.

  The Subordinated Indenture does not contain a similar restriction on State Street's ability to engage in or permit such transactions to occur.

EVENTS OF DEFAULT

 THE SENIOR INDENTURE

  The Senior Indenture (with respect to any series of Senior Debt Securities) defines an Event of Default as any one of the following events: (a) default in the payment of any interest upon any Senior Security when it becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) any Senior Security at its Maturity; (c) failure to deposit any sinking fund payment when due; (d) failure to perform any other covenants or warranties of State Street in the Senior Indenture (other than a covenant or warrant included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities thereunder other than that series) continued for a period of 60 days after the holders of at least 10% in principal amount of the Outstanding Senior Debt Securities have given written notice as provided in the Senior Indenture; (e) acceleration of any indebtedness for borrowed money in an aggregate principal amount exceeding $20,000,000 of State Street or of State Street Bank, if such acceleration is not annulled within 30 days after written notice as provided in the Senior Indenture; (f) certain events in bankruptcy, insolvency or reorganization of State Street or State Street Bank; and (g) any other Event of Default provided with respect to Senior Debt Securities of that series.

  If an Event of Default with respect to the Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series may, by notice, declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately. At any time after the declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

 THE SUBORDINATED INDENTURE

  The Subordinated Indenture defines an Event of Default (with respect to any series of Subordinated Debt Securities) as certain events involving the bankruptcy, insolvency or reorganization of State Street.

  If an Event of Default with respect to Subordinated Debt Securities of any series at the time Outstanding occurs and is continuing, either the Subordinated Trustee or the Holders of not less than 25% in principal amount of the Outstanding Subordinated Debt Securities of that series may declare the principal amount (or, if the Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Subordinated Debt Securities of any series has been made, but before a judgment or decree based on the acceleration has been obtained, Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  Rights of acceleration are limited to circumstances involving an Event of Default. The Subordinated Indenture does not provide for any right of acceleration of the payment of principal of a series of Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the Subordinated Debt Securities of the particular series or in the Subordinated Indenture.

  The Subordinated Indenture defines a Default as any one of the following events: (a) an Event of Default; (b) default in the payment of interest on any Subordinated Security when such interest becomes due and payable and such default continues for a period of 30 days or in the payment of the principal of (or premium, if any, on) any Subordinated Security at its Maturity (whether or not payment is prohibited by the subordinated provisions); (c) failure to deposit any sinking fund payment when due (whether or not payment is prohibited by the subordination provisions); (d) failure to perform any other covenants or warranties of State Street in the Subordinated Indenture (other than a covenant or warranty included in the Subordinated Indenture solely for the benefit of a series of Subordinated Debt Securities thereunder other than that series) continued for a period of 60 days after the holders of at least 10% in principal amount of the Outstanding Subordinated Debt Securities have given written notice as provided in the Subordinated Indenture; (e) acceleration of any indebtedness for borrowed money in an aggregate principal amount exceeding $20,000,000 of State Street or of State Street Bank, if such acceleration is not annulled within 30 days after written notice as provided in the Subordinated Indenture; (f) certain events in bankruptcy, insolvency or reorganization of State Street or State Street Bank; and (g) any other Default provided with respect to Securities of that series. In case a Default shall occur and be continuing, the Subordinated Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Subordinated Debt Securities to the payment of due and unpaid principal and interest or the performance of such covenant or agreement by appropriate judicial proceedings as the Subordinated Trustee deems most effectual, including proceedings seeking the payment by State Street of money damages for the breach by State Street of its obligations and the execution upon any judgment entered against State Street. Unless such a Default involved an Event of Default, the Subordinated Trustee would have no rights of acceleration.

 BOTH INDENTURES

  Both Indentures provide that, subject to the duty of the Trustee during default to act with the required standard of care set forth therein, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of Outstanding Senior Debt Securities or Outstanding Subordinated Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee and Subordinated Trustee, respectively, or exercising any trust or power conferred on the Senior Trustee and Subordinated Trustee, respectively.

  No Holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee under the Applicable Indenture written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of, premium, if any, or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security.

  State Street is required to furnish to the Trustee annually a statement as to the performance by State Street of certain of its obligations under the Indentures and as to any default in such performance.

 MODIFICATION AND WAIVER

  Modifications and amendments of each of the Senior Indenture and the Subordinated Indenture may be made by State Street and the Trustee under the Applicable Indenture with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Debt Securities of each series issued under such Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (2) reduce the principal amount of or the premium, if any, or (unless otherwise provided in the Applicable Prospectus Supplement) interest on, any Debt Security (including in the case of any discounted Debt Security the amount payable upon acceleration of the maturity thereof); (3) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security; (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (5) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities; or (6) reduce the percentage in principal amount of Debt Securities, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  The Holders of at least two-thirds in aggregate principal amount of the Senior Debt Securities or Subordinated Debt Securities may, on behalf of all Holders of the Senior Debt Securities or Subordinated Debt Securities, respectively, waive compliance by State Street with certain restrictive provisions of the Applicable Indenture. The effect of any such waiver would be to excuse State Street from complying with such provisions which may include certain covenants for the benefit of Holders. The Holders of a majority in aggregate principal amount of the Senior Debt Securities or the Subordinated Debt Securities may, on behalf of all Holders of the Senior Debt Securities or the Subordinated Debt Securities, respectively, waive any past default under the Applicable Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

 CONSOLIDATION, MERGER AND SALE OF ASSETS

  State Street, without the consent of the Holders of any of the Debt Securities under the Indentures, may consolidate with or merge into any other corporation, may transfer or lease its assets substantially as an entirety to any Person, or may acquire or lease the assets of any Person substantially as an entirety, or may permit any Person to merge into or consolidate with State Street, provided that (1) any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction; (2) any such successor or purchaser assumes State Street's obligations on such Debt Securities and under the Indenture; (3) after giving effect to the transaction no Event of Default in the case of Senior Debt Securities and no Default in the case of Subordinated Debt Securities, and no event that, after notice or lapse of time, would become an Event of Default or Default, as the case may be, shall have occurred and be continuing; and (4) certain other conditions are met.

 DEFEASANCE

  The Indentures provide that State Street, at State Street's option, will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer of or to exchange Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) if State Street deposits, in trust, with the Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of the Debt Securities of such series. Such a trust may be established only if, among other things, (i) no Event of Default under the Senior Indenture or Default under the Subordinated Indenture or event which with the giving of notice or lapse of time, or both, would become such an Event of Default under the Senior Indenture or Default under the Subordinated Indenture shall have occurred and be continuing on the date of such deposit, (ii) such deposit will not result in a breach or violation of any agreement or instrument to which State Street is a party and (iii) State Street shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred.

 CONCERNING THE TRUSTEE

  U.S. Bank Trust National Association is the Trustee under both the Senior Indenture and the Subordinated Indenture. State Street and certain of its subsidiaries, including State Street Bank, conduct banking transactions with U.S. Bank Trust National Association and its affiliates in the ordinary course of business.

GOVERNING LAW

  Both Indentures are, and the Senior Debt Securities and Subordinated Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under the Junior Subordinated Indenture. This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Junior Subordinated Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, a copy of the form of which is filed as an Exhibit to the Registration Statement, and the Trust Indenture Act. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures heretofore or hereafter issued pursuant to the Junior Subordinated Indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Debt (as defined below) of State Street. See "--Subordination." Because State Street is a holding company, the right of State Street to participate in any distribution of assets of any subsidiary, including State Street Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent State Street may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of State Street's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of State Street for payments on the Junior Subordinated Debentures. Except as otherwise provided in the Applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of State Street, including Senior Debt Securities and Subordinated Debt Securities, whether under the Junior Subordinated Indenture, the Senior Indenture, the Subordinated Indenture, any other existing indenture or any other indenture that State Street may enter into in the future or otherwise. See "--Subordination" and the Applicable Prospectus Supplement relating to any offering of Capital Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution or State Street's Board of Directors or a committee thereof.

  The Applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures offered thereby: (1) the title of such Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of such Junior Subordinated Debentures; (3) the date or dates on which the principal of such Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of State Street to defer or extend an Interest Payment Date (the "Regular Record Dates") and the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "--Payment and Paying Agents," the principal of and premium, if any, and interest on such Junior Subordinated Debentures will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "-- Denominations, Registration and Transfer," such Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon State Street in respect of such Junior Subordinated Debentures and the Junior Subordinated Indenture may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of State Street or a holder thereof; (7) the obligation or the right, if any, of State Street or a holder thereof to redeem, purchase or repay such Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which such Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right; (8) the denominations in which such Junior Subordinated Debentures shall be issuable; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which such Junior Subordinated Debentures shall be payable, or in which such Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Junior Subordinated Indenture or in the covenants of State Street specified in the Junior Subordinated Indenture with respect to such Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Junior Subordinated Indenture with respect to such Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such Junior Subordinated Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on such Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of such Junior Subordinated Debentures and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "--Global Junior Subordinated Debentures," whether such Junior Subordinated Debentures shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of State Street or a holder to convert or exchange such Junior Subordinated Debentures into Capital Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Junior Subordinated Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the Applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the Applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the Applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by State Street for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the Applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. State Street will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. If the Applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by State Street with respect to any series of Junior Subordinated Debentures, State Street may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that State Street maintains a transfer agent in each place of payment of such series. State Street may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither State Street nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the Applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures (other than any Junior Subordinated Debentures represented by Global Junior Subordinated Debentures) will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as State Street may designate from time to time, except that at the option of State Street payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address such appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the Applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. State Street may at any time designate additional paying agents or rescind the designation of any paying agent; however, State Street will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by State Street in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of State Street, be repaid to State Street and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to State Street for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the Applicable Prospectus Supplement, State Street will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the Applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided, that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the Applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the Applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the Applicable Prospectus Supplement, State Street may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Statement will specify such date or describe such conditions. Except as otherwise specified in the Applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the Applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or an Investment Company Event or Capital Treatment Event (each as defined below) shall occur and be continuing, State Street may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the Applicable Prospectus Supplement.

  "Tax Event" means the receipt by the Issuer Trust of a series of Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Capital Securities, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by State Street on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

  "Capital Treatment Event" means the reasonable determination by State Street that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable Capital Securities under the applicable Trust Agreement, there is more than an insubstantial risk that State Street will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Capital Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to State Street.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless State Street defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  Pursuant to the Junior Subordinated Indenture, State Street has covenanted with respect to each series of Junior Subordinated Debentures that it will not
(x) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of State Street that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures of such series, or (y) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of State Street's capital stock (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of State Street in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of State Street (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of State Street's capital stock (or any capital stock of a Subsidiary of State Street) for any class or series of State Street's capital stock or of any class or series of State Street's indebtedness for any class or series of State Street's capital stock, (c) the purchase of fractional interests in shares of State Street's capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event (A) of which State Street has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Junior Subordinated Debentures of such series, and (B) which State Street shall not have taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures of such series are held by an Issuer Trust, State Street shall be in default with respect to its payment of any obligations under the Guarantee

Agreement relating to the Capital Securities issued by such Issuer Trust, or
(iii) State Street shall have given notice of its election to begin an Extension Period with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

  From time to time State Street and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting State Street and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Junior Subordinated Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debentures so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the Applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Capital Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Capital Securities.

  In addition, State Street and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Junior Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Junior Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to State Street from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of State Street.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinate Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Capital Securities affected shall have such right. State Street is required to file annually with the Debenture Trustee a certificate as to whether or not State Street is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of State Street to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Capital Securities may institute a legal proceeding directly against State Street for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). State Street may not amend the Indenture to remove the foregoing right to bring a Direct

Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer Trust may become subject to the reporting obligations under the Exchange Act. State Street shall have the right under the Junior Subordinated Indenture to set off any payment made to such holder of Capital Securities by State Street in connection with a Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Junior Subordinated Indenture provides that State Street shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into State Street or convey, transfer or lease its properties and assets substantially as an entirety to State Street, unless (i) in case State Street consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes State Street's obligations on the Junior Subordinated Debentures issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Junior Subordinated Indenture are met.

  The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving State Street that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and State Street deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to State Street's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and State Street will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the Applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Capital Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the

Applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of State Street, in which case the number of shares of Capital Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the Applicable Prospectus Supplement.

SUBORDINATION

  In the Junior Subordinated Indenture, State Street has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Junior Subordinated Indenture. Upon any payment or distribution of assets of State Street upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of State Street, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street's business.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration thereof) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street's business.

  No payments on accounts of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to State Street whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to State Street,
(ii) any Debt of State Street to any of its subsidiaries, (iii) Debt to any employee of State Street, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Junior Subordinated Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Junior Subordinated Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of Senior Debt that may be incurred by State Street. State Street expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

  The Junior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the Applicable Prospectus Supplement.

GOVERNING LAW

  The Junior Subordinated Indenture is, and the Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Junior Subordinated Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer Trust's Capital Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by State Street for the Common Securities of such Issuer Trust in such series of Corresponding Junior Subordinated Debentures issued by State Street to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer Trust and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights, in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture," "--Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Capital Securities," unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

  Unless otherwise specified in the Applicable Prospectus Supplement, if a Tax Event in respect of an Issuer Trust shall occur and be continuing, State Street may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of State Street. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer Trust to redeem the corresponding Trust Securities in accordance with their terms. State Street may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest proceeds terminating on or prior to the Redemption Date.

  State Street will covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to State Street's ownership of Common Securities, (ii) not to voluntarily terminate, wind up or liquidate any Issuer Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the Applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

  Each Issuer Trust will issue Capital Securities and Common Securities pursuant to the terms of the Trust Agreement for such Issuer Trust. The First National Bank of Chicago, as Property Trustee, will act as indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act, and each Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Capital Securities of a particular issue will represent beneficial ownership interests in the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the corresponding Trust

Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, reference to each of which is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory business trust whose Common Securities are owned by State Street.

GENERAL

  The Capital Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer Trust except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Capital Securities and Common Securities. Each Guarantee Agreement executed by State Street for the benefit of the holders of an Issuer Trust's Trust Securities (a "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Descriptions of Guarantees."

DISTRIBUTIONS

  Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the Applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trust is closed for business.

  Each Issuer Trust's Capital Securities represent beneficial ownership interests in the applicable Issuer Trust, and the Distributions on each Capital Security will by payable at a rate specified in the Applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the Applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the Applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the Applicable Prospectus Supplement, State Street has the right under the Junior Subordinated Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided, that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Issuer Trust of such Capital Securities during any such Extension Period. During any Extension Period, State Street may not (i) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of State Street that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures of such series, or (ii) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of State Street's capital stock (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of State Street in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of State Street (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of State Street's capital stock (or any capital stock of a Subsidiary of State Street) for any class or series of State Street's capital stock or of any class or series of State Street's indebtedness for any class or series of State Street's capital stock, (c) the purchase of fractional interests in shares of State Street's capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer Trust available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If State Street does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Issuer Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by State Street on the basis set forth herein under "Description of Guarantees."

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the Applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust

Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by State Street upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities. The amount of premium, if any, paid by State Street upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.

  State Street will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the Applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption."

  If a Tax Event, Investment Company Event or Capital Treatment Event in respect of a series of Capital Securities and Common Securities shall occur and be continuing, State Street shall have the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event. In the event a Tax Event, Investment Company Event or Capital Treatment Event in respect of a series of Capital Securities and Common Securities has occurred and is continuing and State Street does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities and Common Securities or to dissolve the related Issuer Trust and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer Trust as described below, such Capital Securities will remain outstanding.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

  "Liquidation Amount" means the stated amount per Trust Security as set forth in the Applicable Prospectus Supplement.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to State Street's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, State Street has the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of such Issuer Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and

Common Securities issued by such Issuer Trust to be distributed to the holders of such Related Capital Securities and Common Securities in exchange therefor upon liquidation of such Issuer Trust.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by The Depository Trust Company ("DTC") or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

  If an Issuer Trust gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of such Capital Securities. See "Book-Entry Issuance." If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or any other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by State Street pursuant to the relevant Guarantee as described under "Description of Guarantees," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), State Street or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the Applicable Prospectus Supplement.

  If less than all of the Capital Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the Liquidation Amount of Capital Securities in such minimum amounts as shall be specified in the Applicable Prospectus Supplement. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer Trust's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer Trust's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer Trust's Capital Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, State Street as holder of such Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until all events of default under applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not behalf of State Street as holder of the Issuer Trust's Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to each Trust Agreement, each Issuer Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of State Street; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if State Street, as Depositor, has given written direction to the Property Trustee to dissolve such Issuer Trust (subject to State Street having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer Trust's Capital Securities as described under "--Redemption or Exchange--Mandatory Redemption;" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events shall constitute an "Event of Default" under the Trust Agreement of an Issuer Trust (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default with respect to the Corresponding Junior Subordinated Debentures held by such Issuer Trust (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) the default by the Property Trustee in the payment of any Distribution on any Trust Security of such Issuer Trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

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

    (iii) the default by the Property Trustee in the payment of any Redemption Price of any Trust Security of such Issuer Trust when such becomes due and payable; or

    (iv) the default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty of default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities of the applicable Issuer Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by State Street to appoint a successor Property Trustee within 90 days thereof.

  Within the ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer Trust's Capital Securities, the Administrative Trustees and State Street, as Depositor, unless such Event of Default shall have been cured or waived. State Street, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default with respect to the Corresponding Junior Subordinated Debentures held by an Issuer Trust has occurred and is continuing, the Capital Securities of such Issuer Trust shall have a preference over such Issuer Trust's Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in State Street as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, State Street, as the holder of the Common Securities, and the Administrative Trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

  An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any State Street or other Person, except as described below or as otherwise described in the Trust Agreement. An Issuer Trust may, at the request of State Street, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) State Street expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, State Street has received an opinion from independent counsel to the Issuer Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (viii) State Street or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by State Street and the Administrative Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Administrative Trustees, the Property Trustee and State Street with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution required to be made in respect of the Trust Securities as of a specified dates or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the corresponding Junior Subordinated Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of the Capital Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer Trust to be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for an Issuer Trust to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by State Street, the Issuer Trustees or any affiliate of State Street or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer Trust's Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the Applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and State Street. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and State Street. In the event that the Property Trustee shall no longer be the Paying Agent, the Administers shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and State Street) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the Applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of

Capital Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by State Street and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

TRUST EXPENSES

  Pursuant to the Trust Agreement of each Issuer Trust, State Street, as Depositor, shall agree to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.

GOVERNING LAW

  Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of State Street for United States federal income tax purposes. In this connection, State Street and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that State Street and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

  No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by State Street concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities and Common Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer Trust's Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities and Common Securities.

GENERAL

  State Street will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Issuer Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of such Issuer Trust as required by applicable law. State Street's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by State Street to the holders of the applicable Trust Securities or by causing the Issuer Trust to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust's obligations under the Trust Securities, but will apply only to the extent that such related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

  If State Street does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of State Street. See "--Status of the Guarantees." Because State Street is a holding company, the right of State Street to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent State Street may itself be recognized as a creditor of that subsidiary. Accordingly, State Street's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of State Street's subsidiaries, and claimants should look only to the assets of State Street for payments thereunder. Except as otherwise provided in the Applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of State Street, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that State Street may enter into in the future or otherwise.

  State Street has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of State Street and will rank subordinate and junior in right of payment to all Senior Debt of State Street in the same manner as the Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by State Street. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or upon Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by State Street. State Street expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Trust Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of State Street and shall inure to the benefit of the holders of the related Trust Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of State Street to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Trust Securities may institute a legal proceeding directly against State Street to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

  State Street, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not State Street is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by State Street in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Trust Securities, upon full payment of the amounts payable upon liquidation of the related Issuer Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Trust Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Securities must restore payment of any sums paid under such Trust Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

         RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by State Street as and to the extent set forth under "Description of Guarantees." Taken together, State Street's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Related Capital Securities. If and to the extent that State Street does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer Trust will not pay Distributions or other amounts due on the Related Capital Securities. The Guarantees do not cover payment of Distributions when the related Issuer Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against State Street pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of State Street under each Guarantee are subordinate and junior in right of payment to all Senior Debt of State Street.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Capital Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and the related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities; (iii) State Street shall pay for all and any costs, expenses and liabilities of such Issuer Trust except the Issuer Trust's obligations to holders of its Capital Securities under such Capital Securities; and (iv) each Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

  Notwithstanding anything to the contrary in the Junior Subordinated Indenture, State Street has the right to set off any payment it is otherwise required to make thereunder with and to the extent State Street has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any related Capital Security may institute a legal proceeding directly against State Street to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity.

  A default or event of default under any Senior Debt of State Street would not constitute a default or Event of Default under the Junior Subordinated Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of State Street, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Junior Subordinated Indenture.

LIMITED PURPOSE OF ISSUER TRUSTS

  Each Issuer Trust's Capital Securities evidence a beneficial interest in such Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from State Street the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from such Issuer Trust (or from State Street under the applicable Guarantee) if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Upon any voluntary or involuntary dissolution, winding up or liquidation of any Issuer Trust involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the related Capital Securities will be entitled to receive, out of the assets held by such Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all Senior Debt as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of State Street receive payments or distributions. Since State Street is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of State Street in the event of liquidation or bankruptcy of State Street are expected to be substantially the same.

                        DESCRIPTION OF PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. If so indicated in the Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to State Street's Articles of Organization, including the definitions therein or certain terms, and the certificate of designation (each a "Certificate of Designation") relating to each series of the Preferred Stock that will be filed with the Commission at or prior to the time of the issuance of such series of the Preferred Stock. State Street's Articles of Organization have been filed as
Exhibit 3.1 to State Street's Annual Report on Form 10-K for the year ended December 31, 1997 and are incorporated by reference thereto into the Registration Statement of which this Prospectus is part.

  The following sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate.

GENERAL

  Under State Street's Articles of Organization, State Street is authorized, without further stockholder action, to issue up to 3,500,000 shares of Preferred Stock, without par value, in one or more series, with such designations, voting powers, preferences and relative limitations or restrictions thereon, as may be stated or expressed in resolutions providing for the creation and issuance thereof adopted by the Board of Directors of State Street. Thus, without stockholder approval, the Board of Directors could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Stock. No Preferred Stock is currently outstanding.

  The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below, unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered hereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate or rates (or method or methods of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion provisions; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The Preferred Stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights in connection therewith. Unless otherwise provided in the Applicable Prospectus Supplement, each series of the Preferred Stock will rank on a parity as to payment of dividends and amounts upon dissolution, liquidation or winding up of State Street. The rights of holders of shares of each series of the Preferred Stock will be subordinate to those of State Street's general creditors.

RANK

  Any series of the Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of State Street and with all equity securities issued by State Street, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the "Junior Stock"); (ii) on a parity with all equity securities issued by State Street, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the "Parity Securities"); and (iii) junior to all equity securities issued by State Street, the terms of which specifically provide that such equity securities will rank on a parity with to the Preferred Stock. All shares of Preferred Stock, will, regardless of series, be of equal rank. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

DIVIDEND RIGHTS

  Holders of each series of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of State Street, out of funds of State Street legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of State Street on such record dates, fixed by the Board of Directors of State Street, as specified in the Prospectus Supplement relating to such series of the Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of State Street fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and State Street will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which State Street initially issues shares of such series or such other dates as may be set forth in the Applicable Prospectus Supplement.

  Unless otherwise specified in the Applicable Prospectus Supplement, so long as the shares of any series of the Preferred Stock are outstanding, unless (i) full dividends (including, if such Preferred Stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series (other than Junior Stock) and (ii) State Street is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Stock of such series (other than Junior Stock), State Street may not declare any dividends on any shares of Junior Stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of State Street, other than Junior Stock that is neither convertible into, nor exchangeable or exercisable for, any securities of State Street other than Junior Stock and other than as a result of the reclassification of Junior Stock.

LIQUIDATION PREFERENCE

  Unless otherwise specified in the Applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of State Street, whether voluntary or involuntary, the holders of a series of Preferred Stock will be entitled to receive out of the assets of State Street available for distribution to stockholders, before any distribution of assets is made to the holders of Junior Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of State Street, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of State Street (including any other series of the Preferred Stock) ranking as to the payment of amounts upon the dissolution, liquidation or winding up of State Street on a party with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of State Street will share ratably in any such distribution of assets of State Street in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by State Street.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of State Street with prior Federal Reserve Board approval, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by State Street will be restored to the status of authorized but unissued shares of preferred stock of State Street.

  In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by State Street or by any other method as may be determined by State Street in its sole discretion to be equitable. From and after the redemption date (unless default is made by State Street in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

  Unless otherwise specified in the Applicable Prospectus Supplement, so long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of State Street ranking on a parity as to payment of dividends and amounts upon the liquidation, dissolution or winding up of State Street with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of State Street will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and State Street will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

CONVERSION RIGHTS

  Shares of Preferred Stock of any series offered hereunder may not be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock but may be exchanged for or converted (mandatorily or otherwise) into shares of another series of Preferred Stock.

EXCHANGEABILITY

  The holders of shares of Preferred Stock of any series may be obligated at any time or at maturity to exchange such shares for debt securities of State Street. The terms of any such exchange and any such debt securities will be described in the Prospectus Supplement relating to such series of Preferred Stock.

VOTING RIGHTS

  Except as indicated in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable Massachusetts law or in State Street's Articles of Organization, the holders of the Preferred Stock will not be entitled to vote for any purpose.

  Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of Preferred Stock of State Street become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over State Street) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series.

TRANSFER AGENT AND REGISTRAR

  Unless otherwise indicated in a Prospectus Supplement relating thereto, State Street Bank and Trust Company will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the Preferred Stock.

                               GLOBAL SECURITIES

GENERAL

  The Offered Securities of a series that are Debt Securities or Capital Securities may be issued in whole or in part in the form of one or more fully registered global Offered Securities (respectively, the "Global Debt Securities" and the "Global Capital Securities," each of which is a "Global Security," and together which are the "Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") which unless otherwise indicated in the Applicable Prospectus Supplement for such series will be DTC. Global Capital Securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Offered Securities in definitive form, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor or in the manner provided in the final paragraph under this heading.

  The specific terms of the depository arrangement with respect to any Offered Securities will be described in the Applicable Prospectus Supplement. State Street anticipates that the following provisions will apply to all depository arrangements.

  Upon the issuance of a Global Security and the deposit of such Global Capital Security with or on behalf of the Depository, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or aggregate Liquidation Amounts, as the case may be, of the Offered Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participant"), which may include Euroclear and Cedel. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such Offered Securities or by State Street, if such Offered Securities are offered and sold directly by State Street. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interest through Participants.

  Ownership of beneficial interest in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security (with respect to interests of Participants) or by Participants or persons that hold through Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the holder of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Offered Securities represented by such Global Security for all purposes under the applicable Indenture or Trust Agreement, as the case may be. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Offered Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Offered Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or Trust Agreement, as the case may be.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository for such Global Security and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. State Street understands that under existing industry practices, if State Street requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depository for such Global Security would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of or premium, if any, and interest, if any, on Offered Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Offered Securities. None of State Street, the Trustee for such Offered Securities, any paying agent for such Offered Securities, the Property Trustee or the Securities Registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Offered Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  State Street expects that the Depository for any Offered Securities represented by a Global Debt Security, upon receipt of any payment of principal, premium or interest, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Debt Security as shown on the records of such Depository. State Street expects that the Depository for a series of Capital Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Capital Security representing any of such Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of such Depositary or its nominee. State Street also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

  No Global Debt Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Debt Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Debt Security or a nominee thereof unless (a) such Depository
(i) has notified State Street that it is unwilling or unable to continue as Depository for such Global Debt Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an Event of Default or a Default, as the case may be, with respect to such Global Debt Security or (c) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the Indentures. (Section 305)

  Unless otherwise specified in the Applicable Prospectus Supplement, if a Depository for a series of Capital Securities is at any time unwilling, unable or ineligible to continue as Depository and a successor Depository is not appointed by the Issuer Trust within 90 days, the Issuer Trust will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, the Issuer Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities, determine not to have any Capital Securities of such series represented by one or more

Global Capital Securities and, in such event, will issue individual Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if the Issuer Trust so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to the Issuer Trust, the Property Trustee and the Depository for such Global Capital Security, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to a physical delivery of individual Capital Securities of the series represented by such Global Capital Security equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name.

BOOK-ENTRY ISSUANCE

  DTC will act as securities Depository for all of the Capital Securities and the Debt Securities, including the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Capital Securities or Debt Securities. The Capital Securities and the Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities of each Issuer Trust and the Debt Securities, representing in the aggregate the total number of such Issuer Trust's Capital Securities or aggregate principal balance of Debt Securities, respectively, and will be deposited with the Property Trustee as custodian for DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities or Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Debt Securities, except in the event that use of the book-entry system for the Capital Securities of such Issuer Trust or Debt Securities is discontinued.

  Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between Participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Cross-market transfers between Participants, on the one hand, and Euroclear Participants or Cedel Participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective Depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective Depository to take action to effect final settlement on its behalf by delivering or receiving interests in the Capital Securities or Debt Securities in DTC, and making or receiving payment in accordance with normal procedures and Cedel Participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel Participant purchasing an interest in a Capital Security or Debt Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Cedel Participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Capital Security or Debt Security by or through a Euroclear or Cedel Participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

  DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Debt Securities. If less than all of an Issuer Trust's Capital Securities or the Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Capital Securities or the Debt Securities is limited to the holders of record of the Capital Securities or Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Capital Securities or the Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer Trust thereof or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities Depository with respect to any of the Capital Securities or the Debt Securities at any time by giving reasonable notice to the relevant Trustee and State Street. In the event that a successor securities Depository is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Debt Securities are required to be printed or delivered. State Street, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depository). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any event, definitive certificates for such Capital Securities or Debt Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer Trusts and State Street believe to be accurate, but the Issuer Trusts and State Street assume no responsibility for the accuracy thereof. Neither the Issuer Trusts nor State Street has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                             PLAN OF DISTRIBUTION

  The Offered Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. State Street may sell its Debt Securities or Preferred Stock, and each Issuer Trust may sell its Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the such Securities in respect of which this Prospectus is delivered, the amount or number of such Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Applicable Prospectus Supplement.

  Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Securities, underwriters may be deemed to have received compensation from State Street and/or the applicable Issuer Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by State Street and/or the applicable Issuer Trust to underwriters in connection with the offering of Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in the accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with State Street and the applicable Issuer Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by State Street for certain expenses.

  In connection with the offering of the Capital Securities of any Issuer Trust, such Issuer Trust may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Capital Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, State Street and/or the applicable Issuer Trust and/or any of their affiliates in the ordinary course of business.

  The Offered Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Offered Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Offered Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the Applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the applicable Trust Agreement and the creation of each Issuer Trust will be passed upon for State Street and for the Issuer Trusts by Richards, Layton & Finger P.A., special Delaware counsel to State Street and the Issuer Trusts. Unless otherwise indicated in the Applicable Prospectus Supplement, certain legal matters will be passed upon by Ropes & Gray for State Street and the Issuer Trusts and for the Underwriters by Cravath, Swaine & Moore. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Truman S. Casner, a director of State Street, is a partner of Ropes & Gray. Mr. Casner owns beneficially a total of 13,365 shares of Common Stock of State Street. Ropes & Gray performs services for State Street from time to time. Ropes & Gray and Cravath, Swaine & Moore will rely on Richards, Layton & Finger P.A. as to all matters of Delaware law.

                                    EXPERTS

  The consolidated financial statements and schedules of State Street at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in State Street's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------
-------------------------------------
 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER TRUST OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUM-STANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Risk Factors.............................................................  S-5
Use of Proceeds..........................................................  S-9
Accounting Treatment.....................................................  S-9
Description of Capital Securities........................................  S-9
Description of Guarantee................................................. S-17
Description of Junior Subordinated Debentures............................ S-17
Relationship Among the Capital Securities, the Subordinated Debentures
 and the Guarantee....................................................... S-21
United States Federal Income Taxation.................................... S-22
ERISA Considerations..................................................... S-25
Underwriting............................................................. S-27
Legal Matters............................................................ S-28

                                  PROSPECTUS

Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
State Street Corporation.................................................    5
The Issuer Trusts........................................................    5
Use of Proceeds..........................................................    6
Description of Debt Securities...........................................    7
Description of Junior Subordinated Debentures............................   14
Description of Capital Securities........................................   25
Description of Guarantees................................................   36
Relationship Among the Capital Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees..............................   39
Description of Preferred Stock...........................................   40
Global Securities........................................................   44
Plan of Distribution.....................................................   48
Validity of Securities...................................................   49
Experts..................................................................   49

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                                 $150,000,000

                                 STATE STREET
                                CAPITAL TRUST I

                                 FLOATING RATE
                         CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                                 STATE STREET
                                  CORPORATION

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                                     LOGO
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                             GOLDMAN, SACHS & CO.

                           BLAYLOCK & PARTNERS, L.P.

                             SALOMON SMITH BARNEY

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